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                                                              Exhibit 3(ii)(B)

    AMENDMENT TO THE AMENDED AND RESTATED BY-LAWS OF EOS INTERNATIONAL, INC.

        To effect a change in the Corporation's fiscal year from December 31 to September 30 effective September 30, 2003, Section 7.01 of the By-laws of the Corporation is hereby deleted and replaced in its entirety with the following:

               SECTION 7.01 FISCAL YEAR. The fiscal year of the
               Corporation shall end on the thirtieth day of September of each year unless changed by resolution of the Board.